UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

MIND MEDICINE (MINDMED) Inc.
(Name of Registrant as Specified In Its Charter)

FCM MM HOLDINGS, LLC JAKE S. FREEMAN CHAD BOULANGER Dr. SCOTT FREEMAN Dr. FARZIN FARZANEH VIVEK JAIN ALEXANDER WODKA
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FCM MM Holdings, LLC, a Wyoming limited liablity company (“FCM Holdings”), together with the other participants named herein (collectively, “FCM”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual general meeting of shareholders of Mind Medicine (MindMed) Inc., a British Columbia corporation (the “Company”).

Item 1: On April 21, 2023, FCM issued the following press release:

FCM Nominates Exceptional Director Candidates to Restore MindMed’s Value

Meaningful Change is Needed at MindMed After Years of Poor Performance

FCM’s Candidates Have Decades of Relevant Industry Experience and are Laser Focused on Bringing MM-120 to Market

FCM to Provide Detailed Operational Plan to Address MindMed’s Operational Challenges

SHERIDAN, Wyo., April 21, 2023 (GLOBE NEWSWIRE) -- Today, FCM MM Holdings, LLC ("FCM") announces that it has filed a preliminary proxy statement (the “Proxy Statement”) in connection with its nomination of four exceptional director candidates for election to the board of directors of Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (“MindMed”, the “Company”) at its 2023 Annual General Meeting (the “AGM”). As one of MindMed’s largest investors (beneficially owning 3.5% of the shares outstanding), FCM is committed to addressing the Company's significant challenges and unlocking shareholder value.

FCM nominated four highly qualified director-candidates for the AGM, including three independent candidates: Dr. Scott Freeman, Dr. Farzin Farzaneh, Mr. Vivek Jain, and Mr. Alexander Wodka. FCM’s candidates have broad expertise in areas of importance to operating a successful biotechnology company, which are detailed in the Proxy Statement. Notably, Dr. Freeman, MindMed's co-founder and former Chief Medical Officer, has a proven track record of successfully bringing drugs to market, such experience is sorely needed at MindMed.

This announcement follows a turbulent year for MindMed, during which the Company's share price declined by 89% (worse than every member of its peer group, which fell an average of 62%) amidst a multitude of operational failures. Despite this destruction of shareholder value, the Board has chosen to reward executives with substantial compensation and golden parachutes, while increasing their own compensation by more than threefold.

In an apparent attempt to distract shareholders rather than address its years of poor performance, MindMed has accused FCM of attempting to gain control of the Company without paying a "control premium." However, this is simply mendacious; only one of FCM’s candidates is affiliated with FCM and FCM is not seeking a buy-out of MindMed. Rather, FCM's objective is to address the Company’s operational challenges and restore MindMed’s shareholder value by adding desperately needed experience and accountability to the board.

In August of 2022, FCM put forth a Value Enhancement Plan focused on accelerating development of MindMed’s drugs, reducing cash burn, and using shareholder equity judiciously. In the ensuing nine months, FCM attempted to work with MindMed to bring needed change to the Company but was rebuffed by a board and management team that, in our view, has presided over years of operational failures and lost the confidence of investors.

“Our Candidates present a striking alternative to the current Board, who have repeatedly failed MindMed’s shareholders, despite their proclaimed experience. Since 2021, I have been proactively engaging the Board about the delays in the MM-110 and MM-120 programs. Unfortunately, these entreaties were ignored, and subsequently, management botched the MM-110 program while the MM-120 program is over a year behind schedule due to a myriad of operational failures. As a result, I believe the only path forward for MindMed is an immediate reconstitution of the Board,” says Dr. Freeman.

Dr. Farzaneh added, “I am excited by the value potential at MindMed and am looking forward to working with Dr. Freeman, who established many of MindMed’s original drug protocols, including the novel approach to micro-dosing for ADHD, as well as MindMed’s collaboration with Dr. Lietchi. At the end of the day, the goal is to bring MindMed’s drugs to market quickly and safely.”

FCM believes that its director-candidates possess the required expertise and experience to revitalize MindMed, and FCM will be communicating its plans for restoring MindMed's value, including a comprehensive operational strategy, in the coming weeks.

To stay informed as to the latest developments, FCM encourages MindMed stakeholders to sign up for its newsletter at: https://mindmed.zone/signup

About FCM

FCM MM Holdings, LLC is a special purpose vehicle set-up to represent nine early investors in MindMed, including Dr. Scott Freeman and Mr. Chad Boulanger. FCM holds a 3.5% beneficial ownership of MindMed's outstanding shares and represents additional interests in MindMed shares through holdings in Savant Addiction Medicine LLC, Savant HWP, Inc., and Savant HWP Holdings, LLC. FCM is managed by Mr. Jake Freeman and each of FCM’s stakeholders are deeply invested in MindMed's long-term success.

Investor Contacts

FCM MM HOLDINGS, LLC
Chad Boulanger

contact@mindmed.zone

Okapi Partners, LLC
Jason W. Alexander / Bruce H. Goldfarb
212-297-0720
info@okapipartners.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

FCM MM Holdings LLC, a Wyoming limited liability company (“FCM Holdings”), together with the other participants named herein (collectively, “FCM”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 meeting of shareholders of Mind Medicine (MindMed) Inc., a British Columbia corporation (the “Company”).

FCM STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the solicitation are anticipated to be FCM Holdings, Jake S. Freeman (“Mr. Freeman”), Dr. Scott Freeman (“Dr. Freeman”), Chad Boulanger, Dr. Farzin Farzaneh, Vivek Jain, and Alexander Wodka.

As of the date hereof, FCM Holdings may be deemed to beneficially own 359,457 common shares, without par value (the “Common Shares”), of the Company, consisting of (i) 100 Common Shares directly owned, and (ii) 359,357 Common Shares that FCM has sole authority to vote pursuant to a proxy coordination agreement with certain other Company shareholders. As of the date hereof, Mr. Freeman may be deemed to beneficially own 365,633 Common Shares, consisting of (i) 6,176 Common Shares directly owned and (ii) 359,457 Common Shares beneficially owned by FCM Holdings pursuant to the proxy coordination agreement, which Mr. Freeman may be deemed to beneficially own as the Manager of FCM Holdings. Pursuant to the proxy coordination agreement, Mr. Boulanger granted the sole authority to vote or dispose of 6,250 Common Shares directly owned by him to FCM Holdings and, therefore, Mr. Boulanger has no power to vote or dispose of such Common Shares. As of the date hereof, Dr. Freeman beneficially owns 973,373 Common Shares, including (i) 101,288 Common Shares directly owned, (ii) 41,668 Common Shares underlying certain options to purchase Common Shares directly owned, and (iii) 830,417 Common Shares held by THE SCOTT MITCHELL FREEMAN REVOCABLE LIVING TRUST UA 03-10-2012, of which Dr. Freeman is the sole trustee. With respect to the options held by Dr. Freeman, Dr. Freeman holds vested options to purchase 26,389 Common Shares at a strike price of CAD$4.95 per share and unvested options to purchase 15,279 Common Shares at a strike price of CAD$4.95 per share. As of the date hereof, Mr. Jain beneficially owns 29,532 Common Shares, including (i) 2,999 Common Shares and (ii) 26,533 Common Shares underlying certain warrants to purchase Common Shares, including 348,000 MMED.WA warrants to purchase 1/15 of a Common Share at a strike price of CAD$35 per Common Share and 50,000 MMED.WR warrants to purchase 1/15 of a Common Share at a strike prince of CAD$82.14 per Common Share. As of the date hereof, neither of Messrs. Farzaneh or Wodka beneficially owns any Common Shares.

Additional Information

FCM's and its nominees beneficially own, own, control or exercise direction over an aggregate of 1,009,181 common shares of MindMed (the “Shares”). FCM may be deemed to control an additional 359,357 Shares pursuant to a proxy coordination agreement.

Information in Support of Public Broadcast Solicitation

Shareholders are not being asked at this time to execute a proxy in favour of FCM's nominees for election to the Board at the AGM or any other resolutions at the AGM, which has not been formally scheduled. In connection with the AGM, FCM has filed preliminary proxy materials with the Securities and Exchange Commission and expects to issue a supplement thereto or amendment and restatement thereof (the "Final FCM Circular") containing further disclosure concerning FCM's nominees for election to the Board at the AGM, together with additional details concerning the completion and return of forms of proxy and voting information forms ("VIFs") for use at the AGM. Shareholders of MindMed are urged to read the Materials filed today as well as the Final FCM Circular, when issued, because they will contain important information.

The below disclosure is provided pursuant to section 9.2(4) of National Instrument 51-102 – Continuous Disclosure Obligations in accordance with securities laws applicable to public broadcast solicitations.

This press release and any solicitation made by FCM in advance of the AGM is, or will be, as applicable, made by FCM and not by or on behalf of the management of MindMed.

Shareholders of MindMed are not being asked at this time to execute proxies in favour of FCM's nominees for election to the Board at the AGM or any other matters to be considered at the AGM. Once FCM has issued the Final FCM Circular, FCM intends to make its solicitation primarily by mail, but proxies may also be solicited personally by telephone, email or other electronic means, as well as by newspaper or other media advertising or in person, by FCM, certain of its members, partners, directors, officers and employees, FCM's nominees or FCM's agents, including Okapi Partners LLC (“Okapi”), which has been retained by FCM as its strategic shareholder advisor and proxy solicitation agent. Pursuant to the agreement between Okapi and FCM, Okapi will receive a fee of up to $75,000, plus customary fees for each call to or from shareholders of MindMed, and will be reimbursed for certain out-of-pocket expenses, with all such costs to be borne by FCM. In addition, FCM may solicit proxies in reliance upon the public broadcast exemption to the solicitation requirements under applicable Canadian corporate and securities laws, by way of public broadcast, including press release, speech or publication, and in any other manner permitted under applicable Canadian laws. Any members, partners, directors, officers or employees of FCM and their affiliates or other persons who solicit proxies on behalf of FCM will do so for no additional compensation. The anticipated cost of FCM’s solicitation is estimated to be $400,000 plus disbursements. The costs incurred in the preparation and mailing of the Materials and the Final FCM Circular, and the solicitation of proxies by FCM will be borne by FCM, provided that, subject to applicable law, FCM may seek reimbursement from MindMed of FCM's out-of-pocket expenses, including proxy solicitation expenses and legal fees, incurred in connection with a successful reconstitution of the Board.

A registered shareholder of MindMed who has given a proxy may revoke the proxy at any time prior to use by:

(a) depositing an instrument in writing revoking the proxy, if the shareholder is an individual signed by the shareholder or his or her legal personal representative or trustee in bankruptcy, and if the shareholder is a corporation signed by the corporation or by a representative appointed for the corporation, either: (i) at the registered office of MindMed at any time up to and including the last business day preceding the day of the AGM or any adjournment(s) thereof, at One World Trade Center, Suite 8500, New York, New York 10007; or (ii) with the chairman of the AGM on the day of the AGM or any adjournment(s) thereof before any vote in respect of which the proxy has been given has been taken; or

(b) revoking the proxy in any other manner permitted by law.

A non-registered shareholder may revoke a form of proxy or VIF given to an intermediary or Broadridge Investor Communications (or any such other service company) at any time by submitting another properly completed form of proxy or VIF, as the latest form of proxy or VIF will automatically revoke any previous one already submitted, or by written notice to the intermediary in accordance with the instructions given to the non-registered shareholder by its intermediary.

Neither FCM, nor any of its directors or officers, or any associates or affiliates of the foregoing, nor any of FCM's nominees for election to the Board at the AGM, or their respective associates or affiliates, has: (i) any material interest, direct or indirect, in any transaction since the beginning of MindMed's most recently completed financial year or in any proposed transaction that has materially affected or would materially affect MindMed or any of its subsidiaries; or (ii) any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter currently known to be acted on at the upcoming meeting of MindMed shareholders, other than the election of directors; except that on August 31, 2020, Dr. Scott Freeman entered into a consulting agreement with MindMed, which, among other things, granted Dr. Scott Freeman 26,389 vested options with a strike price of CAD$4.95 per share and 16,667 unvested options with a strike price of CAD$4.95 per share.

The registered address of MindMed is located at One World Trade Center, Suite 8500, New York, New York, 10007. A copy of this press release may be obtained on MindMed’s SEDAR profile at www.sedar.com

Item 2: On April 21, 2023, FCM launched a website to communicate with the Company’s shareholders regarding the Annual Meeting. The website address is https://mindmed.zone/. The following materials were posted by FCM to https://mindmed.zone/, certain of which were previously filed with the SEC:

FCM

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